[LETTERHEAD OF JIMMY C.H. CHEUNG & CO.]



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
PARALLEL TECHNOLOGIES, INC.


We hereby consent to the use in this Registration Statement of Parallel Technologies, Inc. on Form SB - 2 dated January 12, 2006 of our report dated May 20, 2005 of Dalian Fushi Bimetallic Manufacturing Company Limited for the year ended December 31, 2004 and 2003.

We also consent to the reference to our firm under the caption "Experts" included in this Registration Statement.



/s/ Jimmy C.H. Cheung

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

January 10, 2006